EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 21, 1998, except as to Note 13, which is as of March 9, 1998, and except as to the first paragraph of Note 2, which is as of May 1, 1998, which appears on page 39 of the Annual Report on Form 10-K Amendment No. 1 for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

San Jose, California
June 8, 1998